EXHIBIT 10(XI)

                              EMPLOYMENT AGREEMENT

     This AGREEMENT made as of this 14th day of November 1997 by and between UNITY BANCORP, INC., a Delaware corporation having its principal place of business at 64 Old Highway 22, Clinton, New Jersey 08809 ("UBI"), FIRST COMMUNITY BANK, a New Jersey state bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 ("FCB") (UBI and FCB jointly referred to herein as the "Employer"), and JOHN F. TREMBLAY, an individual residing at 5 Dorchester Court, Jackson, New Jersey 08527 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, Employer deems it to be in its best interests to secure and retain the services of the Executive and the Executive desires to work for Employer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment and Term.

     (a) Employer hereby employs the Executive as President of UBI and FCB (collectively, the "Position") and the Executive agrees to serve in the employ of UBI and FCB in the Position, for a term of one year (the "Initial Term"), which shall commence on the date hereof (the "Effective Date"), and which, subject to paragraphs 1(b) and (c) hereof, shall terminate on the first anniversary of the Effective Date; provided, however, that no less than 45 days prior to the first anniversary of the Effective Date, Employer shall provide Executive with written notice of its intention to negotiate a renewal of this Agreement or allow the Agreement to terminate; further provided, however, that the foregoing provision shall not in any way be interpreted as granting Executive a right to have this Agreement extended or renewed and further provided that Employers' failure to provide such notice shall not affect the termination of this Agreement upon its first anniversary date.

     (b) Employer shall have the right to terminate the Executive's employment hereunder prior to the first anniversary of the Effective Date, but if such termination is not for "cause", Executive shall be entitled to receive the compensation and benefits provided for under Section 3(d) hereof. If such termination is for "cause" as defined below, Executive shall not be entitled to receive any compensation from and after the date of such termination. For purposes of this Agreement, "cause" means (i) the Executive's willful and continued failure substantially to perform the duties of the Position, (ii) fraud, misappropriation or other intentional material damage to the property or business of Employer, (iii) the Executive's admission or conviction of,


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or plea of nolo contendere to, any felony that, in the judgment of the Board of
Directors of Employer (the "Board"), adversely affects Employer's reputation or the Executive's ability to perform his duties hereunder; or (iv) Executive's willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued by or regulatory consent agreement with any banking regulatory agency having jurisdiction over UBI, FCB or their subsidiaries.

     (c) This Agreement shall terminate upon Executives' death or his disability, as defined herein. Upon Executives' death or his disability, the obligation of Employer hereunder to pay Executive the compensation called for under Section 3 hereof shall terminate, and Employer's only obligation shall be to pay Executive any and all benefits to which Executive was entitled at the time of such death or disability under any benefits plans of Employer then in place. For purposes of this provision, the term "disability" shall mean permanent and total disability, physical or mental, which, in the reasonable estimation of the Board of Directors, prohibits Executive from performing the duties and services required by the Position.

     2. Duties.

     (a) Subject to the ultimate control and discretion of the Board, the Executive shall serve in the Position and perform all duties and services of an Executive nature commensurate to the Position which the Board may from time to time reasonably assign to the Executive.

     (b) The Executive shall devote all of the Executive's time and attention during regular business hours to the performance of the Executive's duties hereunder and, during the term of the Executive's employment hereunder, shall not engage in any other business enterprise which requires more than five hours per week of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing shall not prevent the Executive's purchase, ownership or sale of investment securities or of any interest in, any business which competes with the business of Employer, provided that such ownership or investment constitutes not more than five percent of the outstanding shares of a corporation whose stock is listed on a National Securities Exchange or on the National Association of Securities Dealers Automated Quotation System, or the Executive's involvement in charitable or community activities, provided that the time and attention which the Executive devotes to such activities does not materially interfere with the performance of the Executive's duties hereunder.

     3. Compensation.

     (a) For all services to be rendered by the Executive under this Agreement, Employer agrees to pay the Executive a salary of not less than $135,000 per annum during the term of this Agreement ("Base Compensation"), payable in accordance with Employer's normal payroll practices as in effect from time to time. In addition, to the extent the Board deems it appropriate, Executive shall be entitled to receive an annual bonus as determined by the Board.

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     (b) The Executive, in his capacity as a Director of Employer, shall receive all usual and customary per meeting Board fees, in accordance with the Board's policies in effect from time to time. Executive shall not be entitled to receive any committee fees, although Executive may be required to serve on one or more committees of the Board.

     (c) In addition to the compensation provided for under subparagraph (a) hereof, Executive shall be entitled to receive the use, at the Employer's expense, of an automobile of a type and size commensurate with Executive's status as president of the Employer; provided, however, that under no circumstances shall the purchase price for such vehicle, regardless of whether the vehicle is actually purchased by the Employer, leased or otherwise acquired, exceed $35,000. Executive shall also be entitled to receive life insurance with a death benefit equal to at least one times Executive's annual Base Compensation. Finally, Executive shall be entitled to participate in the Employer's existing stock option plan for officers and employees. Pursuant to the Plan, Executive will receive options to purchase 2,500 shares of UBI Common Stock at an exercise price of 85% of the fair market valued of the stock on the date of grant. Such options shall have a term of five years, and be exercisable at any time during their term.

     (d) If Employer terminates the Executive's employment hereunder, other than in accordance with paragraphs 1(b) for "cause" or (c) hereof, prior to the expiration of the Initial Term, or if Executive voluntarily resigns his employment hereunder prior to the expiration of the Initial Term, Employer shall continue to pay the Executive the Base Compensation provided in paragraph 3(a) hereof, in accordance with Employer's normal payroll practices in effect from time to time, for a period of three (3) months after such termination, and maintain in effect or pay the equivalent value of the medical and other insurance benefits, if any, provided Executive hereunder for a period of eighteen (18) months after such termination. Although Executive shall have no duty to mitigate any damages incurred in connection with his termination by Employer other than in accordance with paragraphs 1(b) or (c) hereunder, in the event Executive obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits in a manner substantially similar to the benefits payable by Employer to Executive hereunder upon the date of his termination, Employer may permanently terminate any duplicative benefit it is otherwise obligated to provide. The foregoing provision entitling Executive to voluntarily terminate his employment hereunder and receive the benefits provided for under this Section 3(d) shall not be effective during the final ninety (90) days of the Initial Term and any subsequent term of this Agreement if the Initial Term is extended or a new term is agreed to.

     4. Vacations. The Executive shall be entitled each year to four weeks of vacation time during which vacation the Executive shall continue to receive the compensation provided in paragraph 3 hereof. Each vacation shall be taken by the Executive at such time or times as the Executive reasonably determines, taking into account Executive's duties as set forth in Section 2 hereof and Employer's business needs at any particular time.


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     5. Expenses. Employer shall promptly reimburse the Executive for all reasonable expenses paid or incurred by the Executive in connection with his employment hereunder upon presentation of expense vouchers or appropriate documentation therefor reasonably requested by Employer.

     6. Change in Control.

     (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by termination of the Executive's employment, either voluntarily by Executive within six months of such Change in Control in the event he has experienced any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control, or involuntarily by Employer or its successor during the term of this Agreement, other than an involuntary termination of Executive's employment for "cause" as defined in paragraph 1(b) hereof, the Executive shall be entitled to the benefits provided under paragraph (c).

     (b) A "Change in Control" shall mean:

          (i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of UBI, or a similar transaction in which UBI is not the resulting entity;

          (ii) individuals who constitute the Incumbent Board (as herein defined) of UBI cease for any reason to constitute a majority thereof;

          (iii) an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (iv) Without limitation, a change in control shall be deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), excluding the trustee of any employee benefit plans or any employee benefit plans established by UBI or FCB from time to time, becomes after the date hereof a "beneficial owner" (as defined in Rule 139(d) under the Exchange Act) directly or indirectly, of securities of UBI representing 25 percent or more of UBI's outstanding securities ordinarily having the right to vote at the election of directors;


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          (v) A tender offer is made for 25 percent or more of the voting securities of UBI and the shareholders owning beneficially or of record 25 percent or more of the outstanding securities of UBI have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     For these purposes, "Incumbent Board" means the Board of Directors on the Effective Date, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

     (c) In the event the conditions of paragraph (a) above are met, Executive shall be entitled to receive the Base Compensation which would otherwise have been payable to Executive through the end of the six (6) month period after such termination. Such payments will be made in accordance with Employer's normal payroll practices in effect at the time of Executive's termination. In addition, Employer shall continue to provide Executive with hospital, health, medical and life insurance, and any other benefits in effect at the time of such termination through the end of such period. Executive shall have no duty to mitigate damages in connection with his termination by Employer or its successor hereunder without cause. However, in the event Executive obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer to Executive upon the date of such termination, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

     7. Additional Covenants.

     (a) Confidential Information. Except as required in the performance of his duties hereunder, the Executive shall not use or disclose any Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express prior written authorization of Employer. Upon termination of his employment, the Executive shall leave with Employer all documents and other items in his possession which contain Confidential Information. For purposes of this paragraph 7(a), the term "Confidential Information" shall mean all information about Employer or relating to any of its services or any phase of its operations not generally known to any of its competitors with which the Executive becomes acquainted during the term of his employment.

     (b) Specific Performance. Employer and the Executive agree that irreparable damage would occur in the event that the provisions of paragraph 9(a) hereof were not performed in accordance with their specific terms or were otherwise breached. Employer and the Executive accordingly agree that Employer shall be entitled to an injunction or


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injunctions to prevent a breach of paragraph 7(a) hereof and to enforce specifically the terms and provisions of paragraph 7(a) hereof in addition to any other remedy to which Employer is entitled at law or in equity.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail to either party hereto at their respective addresses set forth above. All notices shall be deemed given when mailed.

     9. Assignability. The services of the Executive hereunder are personal in nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned , whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and other legal representatives.

     10. Waiver. The waiver by Employer or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflict of laws.


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     12. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

ATTEST:                                      UNITY BANCORP, INC.

                                             By: /s/ ROBERT J. VAN VOLKENBURGH
--------------------------                     -------------------------------
                                                     ROBERT J. VAN VOLKENBURGH
                                                      Chairman of the Board

                                             FIRST COMMUNITY BANK

                                             By: /s/ WALTER HAZARD
                                                 -----------------------------
                                                     WALTER HAZARD

WITNESS:                                     EXECUTIVE:

                                                 /s/ JOHN F. TREMBLAY
--------------------------                    --------------------------------
                                                     JOHN F. TREMBLAY